UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM SB-2-A

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
Amendment No. ____4____

NITEKLUBZ INTERNATIONAL, INC.
Exact name of registrant as specified in its charter)

SEC File No. 333-127535

The State of Washington
(State or jurisdiction of incorporation or organization)

5813 - 04
(Primary Standard Industrial Classification Code Number)

42 - 1645158
(I.R.S. Employer Identification No.)

638 Millbank, Vancouver, B.C., Canada V5Z 4B7
Telephone: (604) 606-2030

Agent for Service	With a Copy to:
Frank W. Birkholz	Catherine Milaire
1001 Fourth Avenue, #3827	638 Millbank
Seattle, WA 98154	Vancouver, B.C. V5Z 4B7
Telephone: (206) 682-7626	Telephone: (604) 606-2030
Fax: (206) 682-996	Fax: (604) 606-2040

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the Prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be Registered	Dollar amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock	$200,000	$0.10 per share	$ 200,000	$23.62

No exchange or over-the-counter market exists for NiteKlubz common stock. There is no market for NiteKlubz common stock. The offering price was arbitrarily established by management and does not reflect market value, assets or any established criteria of valuation.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to such section 8(a), may determine.

Dealer Prospectus Delivery Obligation

Until six months from the date of this offering (_____, ___, 2006), dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

THE INFORMATION CONTAINED IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS DECLARED EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION

Prospectus       , 2005

NITEKLUBZ INTERNATIONAL, INC

2,000,000 shares of common stock to be sold by the registrant as issuer

This is the initial public offering of our common stock and no public market currently exists for these shares.   NiteKlubz is offering, on a “self-underwritten” best efforts basis, for sale up to a maximum of 2,000,000 shares, with no minimum, of our common stock at a price of $0.10 per share for a period of nine months (two hundred and seventy days) from the date of this prospectus. All funds received from the sale of our common stock will be available to NiteKlubz for its use in its sole discretion in developing its business.  There are no minimum purchase requirements for investors in this offering. No commissions will be paid for the sale of the 2,000,000 shares offered by us.

This investment involves a high degree of risk. See “Risk Factors” beginning on page 6.

Proceeds to NiteKlubz		Price to Public		Underwriting Commissions

$0.10 per share	$nil	Total Minimum Offering:	$nil	$0
$0.10 per share	$200,000	Total Maximum Offering:	$200,000	$0

If we are successful in having our common shares quoted by the NASD on the Over the Counter Bulletin Board (“OTCBB”), sales may be at market prices or negotiated prices. NiteKlubz has not applied for quotation on the OTCBB.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

We will not use this prospectus before the effective date of this registration statement. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. Although we are permitted by US federal securities law to offer these securities using this prospectus, we may not sell them or accept your offer to buy them until the SEC has declared the documentation filed with the SEC relating to these securities effective. This prospectus is not an offer to sell these securities or our solicitation of your offer to buy these securities in any jurisdiction where that would not be permitted or legal.

TABLE OF CONTENTS

Summary Information and Risk Factors	1
Use of Proceeds	7
Determination of Offering Price	11
Dilution	11
Selling Security Holders	12
Plan of Distribution	16
Legal Proceedings	21
Directors, Executive Officers, Promoters and Control Persons	21
Security Ownership of Certain Beneficial Owners and Management	23
Description of Securities	24
Interests of Named Experts and Counsel	25
Disclosure of Commission Position of Indemnification for Securities Act Liabilities	26
Organization Within Last Five Years	26
Description of Business	27
Management’s Discussion and Analysis or Plan of Operation	34
Description of Property	36
Certain Relationships and Related Transactions	36
Market for Common Equity and Related Stockholder Matters	37
Executive Compensation	38
Financial Statements	40
Changes in and Disagreements with Accountants on Accounting and Financial Disclosure	41
Indemnification of Directors and Officers	58
Other Expenses of Issuance and Distribution
Recent Sales of Unregistered Securities
Exhibits
Undertakings
Signatures

PART I - INFORMATION REQUIRED IN PROSPECTUS

Item 3.	Summary Information and Risk Factors

Please note that throughout this prospectus, the words “we”, “our” or “us” refers to NiteKlubz International, Inc. (“NiteKlubz”).

The following summary is a shortened version of more detailed information, exhibits and financial statements appearing elsewhere in this prospectus. Prospective investors are urged to read this prospectus in its entirety.

NiteKlubz is a State of Washington corporation and is in the business of the development and management of restaurant and nightclub venues. NiteKlubz chose the State of Washington for incorporation as the Company believes that the majority of its business will be conducted in the United States. The Company’s growth strategy is to acquire, manage, fund and develop a chain of themed Nightclubs and Pubs in North America. The Company was involved in negotiations to develop a 19,000 square foot hospitality facility in Culver City California to be named the Studio Club but was unsuccessful in arranging funding and subsequently abandoned the negotiations.

In the restaurant and nightclub industry we are a start up company. This means that we are involved in the investigation of locations that we believe may have the potential for a successful venue. No commercially exploitable locations have been identified to date and we cannot assure investors that any such locations will be found.

We have no revenues, have achieved losses since inception, have no operations, have been issued a going concern opinion by our auditors and rely upon the sale of our securities to fund operations.

Name, Address, and Telephone Number of Registrant
NiteKlubz International, Inc.
638 Millbank, Vancouver, B.C., Canada
V5Z 4B7
Telephone: (604) 606-2030

The Offering

Price per share offered	$0.10
Common stock currently outstanding	2,420,000	shares
Common stock offered by the company (minimum)	nil	shares
Common Stock offered by the company (maximum)	2,000,000	shares
Common stock to be outstanding after the offering	4,420,000	shares (assuming all shares are sold)

Initially, 700,000 shares of common stock were issued to our founders for cash consideration of $0.001 per share on May 24, 2004. On July 12, 2004 we issued 1,400,000 shares of common stock to two directors for cash consideration of $0.01 per share. On August 24, 2004 we issued 320,000 shares of our common stock to twenty individuals for cash consideration of $0.05 per share.  NiteKlubz currently intends to offer 2,000,000 shares of its common stock for sale to the public at $0.10 per share. This offering is being registered pursuant to this prospectus.

The offering price of this issue was set by taking into account the resultant number of shares in the “float” and our perceived market capitalization. The “float” is the number of shares available to be traded and our market capitalization is the theoretical total worth of the shares of NiteKlubz if they were all sold at a specific price at the same time. We determined the amount of money needed to start the business; added a contingency amount; and allowed for our printing, legal and accounting costs.

The offering will conclude when all of the 2,000,000 shares of our common stock have been sold, the shares no longer need to be registered to be sold or nine months from the date of this prospectus. The benefit of any amount of shares sold, up to the 2,000,000 share maximum, will accrue to NiteKlubz.

Summary Financial Information

Balance sheets
	February 28, 2006	May 31, 2005

Cash	$5,632	$23,076
Total Assets	$5,632	$23,076
Total Liabilities	$33,670	$20,828
Total Stockholders’ Equity (Deficiency)	$(28,038)	$2,248

Statement of Loss and Deficit Accumulated during the Development Stage
From inception (May 24, 2004) to November 30, 2005

	Nine months ended February 28 2006	Year ended May 31 2005	From inception May 24, 2004 to February 28, 2006

Operating Expenses	$30,287	$28,452	$79,867
Net Loss	$30,287	$28,452	$79,867

Risk Factors

Risk factors affecting operating results.

Any investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. You may lose all or part of your investment in this offering. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment. This prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks faced by us described below and else where in this prospectus. We caution you to review the cautionary statements set forth in this prospectus.

If we do not obtain additional financing, our business will fail.

Our current operating funds are less than necessary to complete the development of our business, and therefore we will need to obtain additional financing in order to complete our business plan. As of May 31, 2005 we had cash on hand of  $23,076. Our business plan calls for expenses in connection with the development of the business concept. Milestone one is estimated to cost approximately $45,000. The Company has raised $30,700 and is proposing to raise the balance of $14,300 pursuant to this offering. We may require additional financing in order to complete milestone two activities. The costs of this offering, estimated to be $23,000 are included in the estimated costs of Milestone one.

We may not be able to raise sufficient funds to cover the estimated offering expenses of approximately $23,000, in which case we would not be able to obtain the required funds for our business plan. If we cannot raise funds for the development of the business, we must enter into a joint venture with another party, sell our concepts completely or lose any interest in the concepts. In the event of any of the above you could lose all or part of your investment in this offering.

Because we have only recently commenced business operations, we face a high risk of business failure and this could result in a total loss of your investment.

We have not commenced management of any clubs or restaurants, and have no way to evaluate the prospects of our being able to operate our business successfully. We were incorporated on May 24, 2004 and subsequent to our organizational activities, we have attempted from time to time, to identify and obtain business opportunities. We have not earned any revenues and we never achieved profitability. If you are considering being an investor you should be aware of the difficulties normally encountered by start up management companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the development of the venues that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to acquisition of locations and additional costs and expenses that may exceed current estimates for development of a venue. We have no history upon which to base any assumption as to the likelihood that our business will prove successful, and we can provide no assurance to investors that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will likely fail and you will lose your entire investment in this offering.

Because our executive officers have only limited experience in the restaurant and night club business and do not have formal training specific to the technicalities of restaurant and night club operations, there is a higher risk our business will fail.

Michael Waggett, our President, Chief Executive Officer and a NiteKlubz director, has only limited experience as an officer or director of a restaurant and night club management company and he does not have formal training in such management.  As a result of this inexperience, there is a higher risk of our being unable to complete our business plan. In addition, we will have to rely on the technical services of other qualified operational personnel in order for us to carry out our planned program. If we are unable to contract for the services of such individuals, it will make it difficult and maybe impossible to pursue our business plan. There is thus a higher risk that our operations, earnings and ultimate financial success could suffer irreparable harm and our business will likely fail and you will lose your entire investment in this offering.

Our directors and officers will only devote part time efforts to this business which may not be sufficient to successfully develop our business.

The amount of time which each of our officers and directors will devote to our business will be limited. Mike Waggett will devote approximately 5 - 10 hours per week and Richard Harris who will devote approximately the same. Both individuals have other business interests. The hours they devote to our business may not be sufficient to fully develop our business. There exists potential conflicts of interest including, among other things, time, effort and corporate opportunity involved with participation in other business entities. We have no agreements with our officers and directors as to how they will allocate either their time to us nor how they will handle corporate opportunities. At this time, none or our officers and directors are involved with a business which would benefit from the same type of corporate opportunity as NiteKlubz

We may not be able to identify any commercially exploitable locations and have not identified any to date

Although management believes we can identify and obtain suitable locations, we have not identified any commercially exploitable locations to date and we may not be able to. Other groups and interested parties are also pursuing similar opportunities. By the time we have received appropriate financing the favorable locations may not be available or, if available, not at a price favorable to our business plan We may not be able to compete successfully or achieve profits.

Our issuance of additional shares may have the effect of diluting the interest of shareholders; our common stock shareholders do not have preemptive rights

Any additional issuances of common stock by us from our authorized but unissued shares may have the effect of diluting the percentage interest of existing shareholders. Out of our 100,000,000 authorized common shares, 97,580,000 or approximately 97.6%, remain unissued and all 25,000,000 of our authorized preferred shares remain unissued. The board of directors has the power to issue such shares without shareholder approval nor pre-emptive rights. We fully intend to issue additional common shares or preferred shares which may be granted rights and preferences that are greater than those of the common shares being offered pursuant to this prospectus in order to raise capital to fund our business operations and to meet our growth objectives.

If we complete a financing through the sale of additional shares of our common stock, then shareholders will experience dilution.

Investors purchasing shares in this offering will incur immediate and substantial dilution in their investments. The initial public offering price per share will exceed our net tangible book value per share. See "Dilution" Part I, Item 6, for a calculation of the extent to which your investment will be diluted. The offering price of $0.10 per share is substantially higher than the net tangible book value per share of our outstanding common stock. As a result, investors purchasing common stock in this offering will incur immediate dilution of $0.0526 per share if the maximum offering is completed. This dilution is due to earlier investors in our company having paid substantially less than the offering price when they purchased their shares. In addition, the most likely source of future financing presently available to us is through the sale of shares of our common stock. Any sale of shares will result in dilution to investors participating in this offering and to existing shareholders, which may result in a decrease in the price our common stock and the loss of part or all of your investment in this offering.

If we need additional capital to fund initial losses or for business expansion it may not be available to us; accordingly, an inability to raise additional funds would limit growth opportunities and may result in our inability to continue in business.

Our current budget contemplates that the anticipated $200,000 gross proceeds from the offering ($177,000 net proceeds after the offering expenses), will be sufficient to meet our anticipated needs for at least the next 12 months (there can be no assurance that any of this capital will be raised). Because we expect to generate losses for the first several months after start up of our first project, income from our operations may not be sufficient to meet our needs after that period. Nor do we anticipate that revenues from operations, if any, would be sufficient to promote any expansion of additional projects or development contracts. We may seek to raise additional funds in the future in order to fund any growth, more aggressive marketing programs or the acquisition of complementary businesses. In addition, if we have not estimated our current funding needs accurately, we may be required to solicit additional funds. Obtaining additional financing will be subject to a number of factors including:

- market and economic conditions;
- our financial condition and operating performance;
- an investor sentiment.

These factors may make the timing, amount, terms and conditions of additional financing unattractive for us. Also, if we obtain additional financing, your interest could be further diluted. Please see "Dilution" Part I, Item 6.

Since most of our assets and key personnel are located in Canada and are outside the United States of America, you may not be able to enforce any United States judgment for claims you may bring against us, our assets, our key personnel or the experts named in this document.

Although we have been organized under the laws of Washington many of our assets are located outside the United States. In addition, a majority of the members of our board of directors and our officers and the experts named in this document are residents of countries other than the United States. As a result, it may be impossible for you to effect service of process within the United States upon us or these persons or to enforce against us or these persons any judgments in civil and commercial matters, including judgments under United States federal securities laws. In addition, a Canadian court may not permit you to bring an original action in Canada or to enforce in Canada a judgment of a U.S. court based upon civil liability provisions of U.S. federal securities laws.

The rate of exchange between the U.S. and Canadian dollar fluctuates and may negatively impact the book value of your investment

NiteKlubz records its finances in Canadian (Cdn) dollars and reports its operations in U.S. dollars. Fluctuation in the exchange rate between the Cdn dollar and the U.S. dollar will affect the amount of dollars reported in its financial statements and received in respect of cash dividends or other distributions paid in Cdn dollars by us. No representation is made that the Cdn dollar amounts referred to herein could have been or could be converted into U.S. dollars at any particular rate, or at all. On November 21, 2005 the noon buying rate was Cdn$1.1820 to US$1.00.Risks Related to the Securities Market

There is no liquidity and no public market for our common stock and it may prove impossible to sell your shares.

There is no public market for our shares of common stock. Although we intend to apply to the NASD for the quotation of our common shares on the Over-the Counter (OTC) Bulletin Board (or the Pink Sheet Quotation service), there is no assurance that we will be granted a quotation. If we are granted a quotation, there is no assurance that a market for our common shares will develop. If a market develops, there can be no assurance that the price of our shares in that market will be equal to or greater than the price per share investors pay in this offering, which was arbitrarily determined; in fact, the price of our shares in any market that may develop could be significantly lower. Investors in this offering may have difficulty liquidating their investment.

This offering is being conducted on a “self underwriting” basis and we may be unable to obtain sufficient funds to become a viable company and you may lose your entire investment in this offering

Our directors are selling this offering on a “self underwriting” basis. This means that no professional broker or dealer is involved in the offering of our shares and substantially increases the risk that we may be unable to sell all of our shares and may be undercapitalized. We may be unable to obtain sufficient funds to become a viable company and you may lose your entire investment in this offering.

We currently anticipate that the maximum proceeds from the offering ($200,000), together with available funds, will be sufficient to meet our anticipated needs for at least the next 12 months. Reduced proceeds of 75% to 50% and 33.3% of the maximum proceeds (or $150,000 to $100,000 and $66,600) will be sufficient to effect our plan on a more limited basis as outlined in three additional financing scenarios in Item 4 Use of Proceeds. Under these three scenarios, certain adjustments would be applied to reduce the project evaluation expenditures to $80,000, $50,000 and $18,000, and working capital funds to $22,300, $2,300 and $900 in scenarios one, two and three respectively.

The shares will be sold by the Company under the direction of the Company President, Michael Waggett, in a self-underwritten public offering of 2,000,000 shares on a best efforts basis with no minimum. Management has calculated the anticipated proceeds from the self-underwritten offering on the basis of potentially subscribing close business associates, current shareholders, directors, officers, personal friends and family. No individual or firm is committed to purchase or take any of the shares. There is no assurance that any portion of the shares will be sold. If no shares are sold under this offering we will not be able to meet our working capital needs for the next twelve months Any funds from the offering will become immediately available to us. This means your investment will not be returned. Although we have estimated that reduced proceeds together with available funds will not be sufficient to effect our business plan, we may not have estimated correctly and may need to make other adjustments to our proposed use of proceeds and our business plan. Even assuming maximum proceeds, if we do not succeed in seeing revenues from operations in the next twelve months, we may require additional funding which may not be available when needed. If we are able to raise additional funds and we do so by issuing equity securities, you may experience significant dilution of your ownership interest and holders of these securities may have rights senior to those of the holders of our common stock. If we obtain additional financing by issuing debt securities, the terms of these securities could limit our flexibility in making business decisions. Failure to achieve maximum proceeds in this offering and/or the need for additional future financing could reduce the value of your investment. You should read the discussions under "Use of Proceeds" in Part I, Item 4, and "Plan of Operation" in Part I, Item 17 to further evaluate the risks associated with insufficient funding.

Our officers, directors and affiliates control a significant portion of our stock which gives them significant influence on all matters requiring stock holder approval; they could prevent transactions which would be in the best interests of the other stockholders.

Officers, directors and existing stockholders, whose interests may differ from other stockholders, will have the ability to exercise significant control over us. Our officers, directors and entities affiliated with them will, in the aggregate, beneficially own approximately 54.75% of our common stock following this offering in the event the maximum offering is sold, assuming they do not purchase any of the shares in the offering. These stockholders will be able to exercise significant influence over all matters requiring approval by our stockholders, including the election of directors, the approval of significant corporate transactions, and any change of control of NiteKlubz. These individuals could prevent transactions, which would be in the best interests of the other shareholders, from occurring. The interests of our officers and directors may not necessarily be in the best interests of the shareholders in general.

There is doubt about our ability to continue as a “going concern”.

The accompanying financial statements have been prepared assuming that we will continue as a going concern.  As discussed in Note 1 to the financial statements, we were incorporated on May 24, 2004, and we do not have a history of earnings, which raises substantial doubt about our ability to continue as a going concern. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Forward-Looking Statements

This prospectus includes forward-looking statements that involve risks and uncertainties. These forward-looking statements include statements under the captions “Prospectus Summary,” “Risk Factors,” “Use of Proceeds,” “Management’s Discussion and Analysis or Plan of Operation,” “Business” and elsewhere in this prospectus. You should not rely on these forward-looking statements which apply only as of the date of this prospectus. These statements refer to our future plans, objectives, expectations and intentions. We use words such as “believe,” “anticipate,” “expect,” “intend,” “estimate” and similar expressions to identify forward-looking statements. This prospectus also contains forward-looking statements attributed to third parties relating to their estimates regarding the growth of certain markets. You should not place undue reliance on these forward-looking statements, which apply only as of the date of this prospectus. Our actual results could differ materially from those discussed in these forward-looking statements. Factors that could contribute to these differences include those discussed in the preceding pages and elsewhere in this prospectus.

Risks associated with forward-looking statements.

This prospectus contains certain forward-looking statements regarding management’s plans and objectives for future operations, including plans and objectives relating to our planned marketing efforts and future economic performance. Among the factors that could cause actual results to differ materially from those expected are the following: business conditions and general economic conditions; competitive factors, such as pricing and marketing efforts; and the pace and success of product research and development. These and other factors may cause expectations to differ.

Item 4.	Use of Proceeds

The following table indicates the use of proceeds based on the percentage of the financing that is successfully sold. (there can be no assurance that any of the proceeds will be raised as outlined under the Risk Factor section in Item 3)

Analysis of Financing Scenarios	Table 1 100% of Offering Sold	Table 2 75% of Offering Sold	Table 3 50% of Offering Sold	Table 4 33.3 % of Offering Sold
Gross Proceeds	$200,000	$150,000	$100,000	$66,600
Less: Expenses of Offering
Legal Fees	12,000	12,000	12,000	12,000
Accounting	7,000	7,000	7,000	7,000
Electronic Filing & Printing	4,000	4,000	4,000	4,000

Net Proceeds	177,000	127,000	77,000	43,600

Use of Net Proceeds
One year’s Working Capital	177,000	127,000	77,000	43,600
Legal	4,500	4,500	4,500	4,500
Accounting	7,000	7,000	7,000	7,000
Transfer Fees	1,200	1,200	1,200	1,200
Office Expenses	12,000	12,000	12,000	12,000
Project evaluation	100,000	80,000	50,000	18,000
General Working Capital	52,300	22,300	2,300	900

Total Use of Net Proceeds	$177,000	$127,000	$77,000	$43,600

Under Table 1, 100% or 2,000,000 of the shares being offered (maximum offering) will be sold for gross proceeds of $200,000. The offering should provide adequate capital to fund the costs of the offering, provide funds for acquiring one or more hospitality projects and fund the costs of our operations over the next twelve months. The excess of proceeds above these costs is $52,300 and is allocated to general working capital. (there can be no assurance that any of the proceeds will be raised as outlined under the Risk Factor section in Item 3).

The sum of $100,000 has been preliminarily designated for the advancement of the hospitality project acquisition program. Project evaluation expenses would be limited to the funds available pursuant to the Company’s budget in its business plan. As available funds are reduced, the project evaluations would become correspondingly restrictive. One or more successful acquisitions or projects will require us to raise additional funds to cover the costs of acquiring the projects, any financing costs to raise the additional funds as well as the general and administrative costs to administer the hospitality project acquisition program. At this time, there are no plans to raise any additional funds in the future and there are no assurances that we will be able to raise any additional funds. If we need additional funds and are unable to raise them we will have to suspend or cease operations.

These funds may also be used for unanticipated expenses and contingencies including, but not limited to, additional legal fees, accounting and auditing fees, regulatory filing fees and general administrative expenses. At the present time we do not know of any contingencies that would be likely to cause us to change our use of proceeds.

If after completing the initial hospitality project acquisition program, the determination is not to proceed with the program, we will use the funds for future working capital requirements to keep us in good standing with the appropriate regulatory authorities. These costs consist predominately of legal and accounting costs for quarterly and annual reports and transfer agent fees. If it is determined that we should not proceed with the program, we should have adequate capital to acquire one or more interesting hospitality prospects.

Table 2

Under Table 2, 75% or 1,500,000 of the shares being offered will be sold for gross proceeds of $150,000. The offering should provide adequate capital to fund the costs of the offering, provide funds for acquiring one or more hospitality projects and fund the costs of our operations over the next twelve months. The excess of proceeds above these costs is $22,300 and is allocated to general working capital.

The sum of $80,000 has been preliminarily designated for the advancement of the hospitality project acquisition program. Project evaluation expenses would be limited to the funds available pursuant to the Company’s budget in its business plan. As available funds are reduced, the project evaluations would become correspondingly restrictive. One or more successful acquisitions or projects will require us to raise additional funds to cover the costs of acquiring the projects, any financing costs to raise the additional funds as well as the general and administrative costs to administer the hospitality project acquisition program. At this time, there are no plans to raise any additional funds in the future and there are no assurances that we will be able to raise any additional funds. If we need additional funds and are unable to raise them we will have to suspend or cease operations.

These funds may also be used for unanticipated expenses and contingencies including, but not limited to, additional legal fees, accounting and auditing fees, regulatory filing fees and general administrative expenses. At the present time we do not know of any contingencies that would be likely to cause us to change our use of proceeds.

If after completing the initial hospitality project acquisition program, the determination is not to proceed with the program, we will use the funds for future working capital requirements to keep us in good standing with the appropriate regulatory authorities. These costs consist predominately of legal and accounting costs for quarterly and annual reports and transfer agent fees. If it is determined that we should not proceed with the program, we should have adequate capital to acquire one or more interesting hospitality prospects.

Table 3

Under Table 3, 50% or 1,000,000 of the shares being offered will be sold for gross proceeds of $100,000. The offering should provide adequate capital to fund the costs of the offering, provide funds for acquiring one or more hospitality projects and fund the costs of our operations over the next twelve months. The excess of proceeds above these costs is $2,300 and is allocated to general working capital.

The sum of $50,000 has been preliminarily designated for the advancement of the hospitality project acquisition program. Project evaluation expenses would be limited to the funds available pursuant to the Company’s budget in its business plan. As available funds are reduced, the project evaluations would become correspondingly restrictive. One or more successful acquisitions or projects will require us to raise additional funds to cover the costs of acquiring the projects, any financing costs to raise the additional funds as well as the general and administrative costs to administer the hospitality project acquisition program. At this time, there are no plans to raise any additional funds in the future and there are no assurances that we will be able to raise any additional funds. If we need additional funds and are unable to raise them we will have to suspend or cease operations.

These funds may also be used for unanticipated expenses and contingencies including, but not limited to, additional legal fees, accounting and auditing fees, regulatory filing fees and general administrative expenses. At the present time we do not know of any contingencies that would be likely to cause us to change our use of proceeds.

If after completing the initial hospitality project acquisition program, the determination is not to proceed with the program, we will use the funds for future working capital requirements to keep us in good standing with the appropriate regulatory authorities. These costs consist predominately of legal and accounting costs for quarterly and annual reports and transfer agent fees. If it is determined that we should not proceed with the program, we should have adequate capital to acquire one or more interesting hospitality prospects.

Table 4

Under Table 4, 33.3% or 666,000 of the shares being offered are sold for gross proceeds of $66,600. The offering should provide adequate capital to fund the costs of the offering, provide funds for acquiring one or more hospitality projects and fund the costs of our operations over the next twelve months. The excess of proceeds above these costs is $900 and is allocated to general working capital.

The sum of $18,000 has been preliminarily designated for the advancement of the hospitality project acquisition program. Project evaluation expenses would be limited to the funds available pursuant to the Company’s budget in its business plan. As available funds are reduced, the project evaluations would become correspondingly restrictive. One or more successful acquisitions or projects will require us to raise additional funds to cover the costs of acquiring the projects, any financing costs to raise the additional funds as well as the general and administrative costs to administer the hospitality project acquisition program. At this time, there are no plans to raise any additional funds in the future and there are no assurances that we will be able to raise any additional funds. If we need additional funds and are unable to raise them we will have to suspend or cease operations.

These funds may also be used for unanticipated expenses and contingencies including, but not limited to, additional legal fees, accounting and auditing fees, regulatory filing fees and general administrative expenses. At the present time we do not know of any contingencies that would be likely to cause us to change our use of proceeds.
If after completing the initial hospitality project acquisition program, the determination is not to proceed with the program, we will use the funds for future working capital requirements to keep us in good standing with the appropriate regulatory authorities. These costs consist predominately of legal and accounting costs for quarterly and annual reports and transfer agent fees. If it is determined that we should not proceed with the program, we should have adequate capital to acquire one or more interesting hospitality prospects. At the present time we do not know of any contingencies that would be likely to cause us to change our use of proceeds.

NiteKlubz will look to its target project to provide any shortfall of funds over the next six months in order to cover any offering costs that exceed our available capital.  This will enable us to proceed with this offering. These funds will be advanced to pay for the estimated offering costs of approximately $23,000. The funds advanced, as needed, would bear interest at commercial bank prime rates and would share in potential profits generated by a successful project but would have no terms of repayment other than that any accumulated investment in a project would be repaid out of the future profits of that project. No commercially exploitable locations have been identified to date and we cannot assure investors that any such locations will be found.

To date no loans have been advanced or committed to NiteKlubz with the exception of $28,128 advanced to NiteKlubz by a private company, Jupiter Capital Ventures Inc (JCV). JCV is related to the Company as a common shareholder as disclosed in Item 19 of this filing. These advances represent JCV’s expenditures incurred on the Company’s behalf and unpaid fees for services under their administration agreement. The amount owing is unsecured, does not bear interest and has no fixed terms of repayment.

Item 5.	Determination of Offering Price

The offering price of this issue was set by taking into account the resultant number of shares in the “float” and our perceived market capitalization. The “float” is the number of shares available to be traded and our market capitalization is the theoretical total worth of the shares of NiteKlubz if they were all sold at a specific price at the same time. We determined the amount of money needed to start the business; added a contingency amount; and allowed for our printing, legal and accounting costs.

Item 6.	Dilution

Prior to this offering there were 2,420,000 shares of stock issued and outstanding.  NiteKlubz is offering an additional 2,000,000 shares of stock at $0.10 per share. The NiteKlubz offering is being registered pursuant to this prospectus.

The following table illustrates the difference between the price paid by present shareholders and the price to be paid by subscribers to this offering.

Shareholder type	Average price paid	Percentage of Consideration (if 33.3% subscribed)	Percentage of Consideration (if 75% subscribed)	Percentage of Consideration (if 100% subscribed)	Percentage of shares held (33.3% subscription)	Percentage of shares held (75% subscription)	Percentage of shares held (100% subscription)
Present shareholders	$0.0127	21.37	10.77	8.30	78.42	61.73	54.75
Investors in this offering	$0.10	78.63	89.23	91.70	21.58	38.27	45.25

The following table will show the net tangible value of the shares before and after shares are subscribed in this offering. The net tangible value after shares are subscribed for is net of the estimated offering expenses of $23,000.

	Before offering	After 33.3% of offering	After 75% of offering	After 100% of offering
Net tangible book value per share:	$0.0039	$0.0172	$0.0360	$0.0474
Increase in net tangible book value for current investors:	NA	$0.0133	$0.0321	$0.0435
Dilution factor to new investors:	NA	$0.0828	$0.0640	$0.0526

The above table indicates that our net tangible book value as of May 31, 2005 was $0.0039 (before shares are subscribed for in this offering).

If one third of this offering were subscribed to, you would lose $0.08 in value (82.8%) of the $0.10 (ten cents) you paid per share. If three quarters of this offering were subscribed to, you would lose $0.06 in value (64%) of the $0.10 (ten cents) you paid per share. If all of the offering were completed you would still lose $0.05 in value (52.6%) per share of the $0.10 (ten cents) you invested.

“Dilution” means the difference between our public offering price of $0.10 per share and our pro forma net tangible book value per share after giving effect to this offering. Net tangible book value per share is determined by dividing our tangible net worth, consisting of tangible assets less total liabilities, by the number of shares outstanding. The above table shows the net tangible book value of our shares both before and after the completion of this offering.

Item 7.	Selling Security Holders

Not applicable in this filing

Item 8.	Plan of Distribution

General

We will attempt to sell a maximum of 2,000,000 shares of our common stock to the public on a “self underwritten” basis. There can be no assurance that any of these shares will be sold. Our gross proceeds will be $ 200,000 if all the shares offered are sold. Neither we nor our officer or directors, nor any other person, will pay commissions or other fees, directly or indirectly, to any person or firm in connection with solicitation of the sales of the shares.

The following discussion addresses the material terms of the plan of distribution.

There is currently no market for any of our shares and little likelihood that a public market for such securities will develop after the closing of this offering or be sustained if developed. As such, investors may not be able to readily dispose of any shares purchased in this offering.

Shares will be sold in reliance upon the safe harbor provisions of Rule 3a4-1 under the Exchange Act. Our officers and directors, Mike Waggett and Richard Harris will conduct the offering. Although Mr.Waggett and Mr. Harris are associated persons as that term is defined in Rule 3a4-1 under the Exchange Act, they will not be deemed to be a broker or dealer in the sale of our securities. More particularly Mr. Waggett and Mr. Harris satisfy Rule 3a4-1 of the Exchange Act for the following reasons:

* Mr. Waggett and Mr. Harris are not subject to a statutory disqualification as that term is defined in Section 3(a)(39) of the Exchange Act at the time of their participation in the sale of our securities.

* Neither Mr. Waggett nor Mr. Harris will be compensated for their participation in the sale of our securities by the payment of commission or other payment based either directly or indirectly on transactions in securities.

* Mr. Waggett and Mr. Harris are not associated persons of a broker or dealers at the time of their participation in the sale of our securities.

* Both Mr. Waggett and Mr. Harris meet the conditions of paragraph (a)(4)(iii) of Rule 3a4-1 under the Exchange Act and accordingly they will restrict their participation to the following activities:

a) Preparing any written communication or delivering any communication through the mails or other means that does not involve oral solicitation by him of a potential purchaser;

b) Responding to inquiries of potential purchasers in a communication initiated by the potential purchasers, provided however, that the contents of responses are limited to information contained in a registration statement filed under the Securities Act or other offering document;

c) Performing ministerial and clerical work involved in effecting any transaction.

Mr. Waggett and Mr. Harris are fully aware of the provisions of Rule 3a4-1 under the Exchange Act and will conduct this offering in accordance with Rule 3a4-1, and will rely upon this rule. Should either Mr. Waggett or Mr. Harris conduct this offering in any way that violates Rule 3a4-1, the transgressor and NiteKlubz could be subjected to enforcement proceedings, fines and sanctions by the Securities and Exchange Commission and by the regulatory authorities of any state or province in which our securities are offered.

Frank Birkholz, our securities counsel, has opined with respect to our stock.

Mr. Waggett and our other director, Mr. Harris, as well as all current shareholders, may purchase securities in this offering upon the same terms and conditions as public investors without limitation. We have informed both Mr. Waggett and Mr. Harris that while they are purchasing the securities, they are required to comply with Regulation M under the Securities Exchange Act of 1934 (as described in more detail below):
They may not engage in any stabilization activity, except as permitted under the Securities Exchange Act of 1934;
They are required to furnish each broker-dealer (who may offer the common stock to be resold by our shareholders) copies of this prospectus; and
They may not bid for or purchase any of our securities or attempt to induce any person to purchase any such securities except as permitted under the Securities Exchange Act of 1934.

Regulation M under the Exchange Act prohibits, with certain exceptions, participants in a distribution from bidding for or purchasing, for an account in which the participant has a beneficial interest, any of the securities that are the subject of the distribution. Regulation M also governs bids and purchases made in order to stabilize the price of a security in connection with a distribution of the security.  Mr. Waggett and Mr. Harris, if they purchase securities, will make such purchases in reliance on an exemption pursuant to Regulation M, particularly that of purchases of securities from an issuer or selling security holder in connection with a distribution that is not effected on a securities exchange or through an inter-dealer quotation system or electronic communications network.

Both Mr. Waggett and Mr. Harris intend to deliver copies of the registration statement to close friends, relatives, former investors and business associates with a view to having them subscribe for shares of the offering. The registration statement will also be shown to other persons that either of our directors may believe to have an interest in investing in NiteKlubz. Mr. Waggett and Mr. Harris will respond to inquiries of potential purchasers who have reviewed the registration statement and have questions regarding the offering. Responses to these inquiries will be limited to the contents of the registration statement. Investors will not be provided with any ancillary information. Mr. Waggett and Mr. Harris intend to contact all the investors who received a copy of the registration statement to see if the investor wishes to participate in the offering. The process will continue until we decide to close the offering or cease selling.

The offering will remain open for a period until _____, 2006 or 270 days from the date of this prospectus, unless the entire gross proceeds are earlier received or we decide, in our sole discretion, to cease selling.

Dealer Prospectus Delivery Obligation

Until six months from the date of this offering ( ____, ___, 2006), dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Regulation M

During such time as we may be engaged in a distribution of any of the shares we are registering by this registration statement, we are required to comply with Regulation M. In general, Regulation M precludes any selling security holder, any affiliated purchasers and any broker-dealer or other person who participates in a distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete. Regulation M defines a “distribution” as an offering of securities that is distinguished from ordinary trading activities by the magnitude of the offering and the presence of special selling efforts and selling methods. Regulation M also defines a “distribution participant” as an underwriter, prospective underwriter, broker, dealer, or other person who has agreed to participate or who is participating in a distribution.

Penny Stock Rules

The Securities Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

A purchaser is purchasing penny stock, which limits the ability to sell the stock. The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act. The shares will remain penny stock for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his or her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in our company will be subject to rules 15g-1 through 15g-10 of the Securities and Exchange Act. Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document, prepared by the Commission, which:
- contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;
- contains a description of the broker's or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements;
- contains a brief, clear, narrative description of a dealer market, including “bid” and “ask”  prices for penny stocks and the significance of the spread between the bid and ask price;
- contains a toll-free telephone number for inquiries on disciplinary actions;
- defines significant  terms in the disclosure document or in the conduct of trading penny stocks; and
- contains such other information and is in such form (including language, type, size, and format)  as the Commission shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer:
- with bid and offer quotations for the penny stock;
- the compensation of the broker-dealer and its salesperson in the transaction;
- the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and
- monthly account statements showing the market value of each penny stock held in the customer's  account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

NiteKlubz is bearing all costs relating to this registration of its’ common stock.

No public market currently exists for our shares of common stock.  We intend to apply to have our shares quoted by the NASD on the Over-the-Counter Bulletin Board (“OTCBB”). The OTCBB is a securities market but should not be confused with the NASDAQ market. OTCBB companies are subject to far less restrictions and regulations than are companies traded on the NASDAQ market. However there is no assurance that we can be quoted on the OTCBB and we cannot assure you that we will ever meet the requirements of the NASD to be quoted on the OTCBB.

Item 9.	Legal Proceedings.

We are not aware of any legal proceedings that have been or are currently being undertaken for or against us nor are we aware of any contemplated legal proceedings for or against us.

Item 10.	Directors, Executive Officers, Promoters and Control Persons

Directors and Executive Officers:
Name of Director	Age	Office Held
Michael Waggett	50	President, Chief Executive Officer
Richard Harris	51	Chief Financial Officer, Secretary and Treasurer

The following describes the business experience of our directors and executive officers, including other directorships held in reporting companies:

Michael Waggett, President and Chief Executive Officer and Director

Since 1977 Mr. Waggett has been a Director of a number of publicly listed companies such as United Compass, Curion Ventures, Copper Creek Ventures and Minera Capital. Prior to 1997, he was Vice President of Waggett Electric for twenty four years. Currently Mr. Waggett is a director of Bell Coast Capital and Uranium Power Corp. (UPC).
Mr. Waggett has been instrumental in corporate financing and evaluating & providing projects to publicly listed companies. For the years 2000 to 2004 he was an independent contractor providing public relations, media relations and investor relations activities for public listed companies.
From 2003 to the present he is a director and President of Strikezone Minerals Canada Ltd., a TSX Venture exchange listed mineral exploration corporation.
Mr. Waggett is currently (since 2004) a partner of Beacon Hill Capital Inc., of Vancouver.

Richard Harris, Chief Financial Officer, Secretary, Treasurer and Director

Mr. Harris has over 25 years of business experience in the fields of education, corporate consulting, training and technology. He has worked at all levels of management from Senior Major Account Developer to CEO with many large North American companies.
Mr. Harris’s experiences range from:
•	Successful with startups and turn around companies in all aspects of sales and sales team(s) development. Including all aspects of hiring, coaching in the field, managing and training.
•	Professional educator - owns and successfully operates an international training company - having worked with companies like the Royal Bank of Canada & Oracle Canada for the last 12 years.
•	Success helping companies introduce new products to the commercial market place.
•	Extensive sales and marketing experience (over 23 years).
•	Managing and motivating sales and customer service personnel.

Mr. Harris is a senior executive with an accomplished track record in marketing, sales management and training. His professional training, coaching, motivating and management skills have directly contributed to the building of a number of successful direct and indirect sales organizations. He has been a top-producing salesman in his own right and calls on this experience as operator of a sales training company.
His past experience includes:

Harris & Associates Toronto ON & Vancouver BC - 1992-Current
Mr. Harris is the President and founder of an international sales training company, serving over 200 clients throughout North America. The focus is on improving the overall effectiveness of the sales and customer servicing, specifically enhancing and developing long-term and profitable business relationships. This is done through specific training sessions, follow-up, long-term consulting arrangements, one-on-one coaching with both the sales and management teams, as well as developing and training for public presentations. He has worked with over 10,000 sales professionals. Clients have included The Royal Bank of Canada, Fidelity Trust, RBC Dominion Securities, Oracle Software, AIM Mutual Funds and Micron Electronics, Investor Plus, Shield Health Care, among others.

Investorplus.com San Francisco CA - 2000 -2001
Vice President of Sales, Training & Development. Having successfully run the Canadian operations for Investorplus.com (formerly International Properties Group) Harris was brought in to run the sales for the United States based operations. This included hiring, training and setting up offices in four cities with over 25 sales professionals and three Director of Sales with in the first two months. Mr. Harris conducted all of the interviews, trained the sales teams, opened the offices, developed strategic business alliances and managed the three Director of Sales.

Micron Commercial Computer Systems Dallas TX - 1999-2000
Director of Field Sales & Business Development. Responsible to hire, evaluate, train and coach all the regional sales account executives and inside sales representatives (over 150 people). As well as work with the five regional directors in helping them with major IT presentations and proposals with an annual revenue goal of $300 million. This helped the company focus on differentiating themselves from the competition, creating a successful sales process, and help develop profitable long-term business relationships - increasing bottom line profits.

International Properties Group Calgary AB & Toronto ON - 1997-1999
Vice President of Marketing & Sales in charge of developing a new sales force from 16 to over 50 people and increasing sales revenues by over 40% in less than 12 months. Managed over fifty people including four regional directors and 50 real estate investment coaches with combined annual sales in excess of $100 million. Conducted all the training, public seminars (both presenting and training of other presenters), one-on-one coaching in the field and weekly sales meetings.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

Conflicts of Interest

We do not have any procedures in place to address conflicts of interest that may arise in our directors between our business and their other business activities.

Item 11.	Security Ownership of Certain Beneficial Owners and Management

The following table provides the names and addresses of each person known to us to beneficially own more than 5% of our outstanding common stock as of November 21, 2005 and by the officers and directors, individually and as a group.  Except as otherwise indicated, all shares are owned directly.

Title of class	Name and address of beneficial owner	Amount and nature of beneficial owner	Percent of class

Common Stock	Michael Waggett 1645 Harbour Drive Coquitlam, British Columbia Canada V3J 5V7	700,000	28.93

Common Stock	Richard Harris 6259 Bailie Road Sechelt, British Columbia Canada V0N 3A7	700,000	28.93

Common Stock	William R. McKay 638 Millbank Vancouver, British Columbia Canada V5Z 4B7	500,000	20.66

Common Stock	All executive officers and directors as a group (two persons)	1,400,000	57.85

A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from the date hereof.  The percent of class is based on 2,420,000 shares of common stock issued and outstanding as of the date of this prospectus.

Item 12.	Description of Securities

General

Our authorized capital stock consists of 100,000,000 shares of common stock at a par value of $0.001 per share and 25,000,000 shares of preferred stock at a par value of $0.001 per share. Investors are advised that the Company’s board of directors may issue common stock and preferred stock with voting powers, rights and preferences that differ from and ay be superior to those of holders the Company’s currently issued common stock and that current shareholders do not have preemptive rights

Common Stock

As at the date of this prospectus, 2,420,000 shares of common stock are issued and outstanding and held by twenty four shareholders.

Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of our common stock representing a majority of the voting power of our common stock issued and outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

The Articles of Incorporation of NiteKlubz authorize the issuance of up to 25,000,000 shares of preferred stock. The Board of Directors is authorized to issue preferred shares from time to time in series and is further authorized to establish such series and to fix and determine the variations in the relative rights and preferences as issued.  No preferred stock has been issued to date.

Dividend Policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future. There are no restrictions in our articles of incorporation or bylaws that restrict us from declaring dividends. The Washington Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:
• we would not be able to pay our debts as they become due in the usual course of business; or
• our total assets would be less than the sum of our total liabilities, plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

Warrants

There are no outstanding warrants to purchase our securities.

Options

There are no options to purchase our securities outstanding. We may in the future establish an incentive stock option plan for our directors, employees and consultants.

Convertible Securities

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

Item 13.	Interest of Named Experts and Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect of more than $50,000, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The financial statements included in this prospectus and the registration statement have been audited by Smythe Ratcliffe, Chartered Accountants, to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

Item 14.	Disclosure of Commission Position of Indemnification for Securities Act Liabilities

Our directors and officers are indemnified as provided by the Washington Statutes and our Bylaws.  The Washington Statutes permits a Washington corporation to indemnify a present or former director or officer of the corporation (and certain other persons serving at the request of the corporation in related capacities) for liabilities, including legal expenses, arising by reason of service in such capacity if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and in any criminal proceeding if such person had no reasonable cause to believe his conduct was unlawful. However, in the case of actions brought by or in the right of the corporation, no indemnification may be made with respect to any matter as to which such director or officer shall have been adjudged liable, except in certain limited circumstances. Our Articles of Incorporation provide that we shall indemnify directors and executive officers to the fullest extent now or hereafter permitted by the Washington Statutes. The indemnification provided by the Washington Statutes and our Articles of Incorporation is not exclusive of any other rights to which a director or officer may be entitled. The general effect of the foregoing provisions may be to reduce the circumstances which an officer or director may be required to bear the economic burden of the foregoing liabilities and expense.

We may also purchase and maintain insurance for the benefit of any director or officer that may cover claims for which we could not indemnify such person.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to court of appropriate jurisdiction. We will then be governed by the court’s decision.

Item 15.	Organization Within Last Five Years

We were incorporated on May 24, 2004 under the laws of the state of Washington. On September 1, 2004, we appointed Michael Waggett as our president and a director and Richard Harris as our secretary, treasurer and a director. Mr. Waggett was issued 700,000 shares of common stock for the time, effort and expense of organizing NiteKlubz and for $.01 per share ($7,000).  Mr. Harris was also issued 700,000 shares of common stock for the time, effort and expense of organizing NiteKlubz and for $.01 per share ($7,000). Mr. Waggett and Mr. Harris should be considered co-promoters of the registrant.

No further consideration has been paid to either Mr. Waggett or Mr.Harris for their efforts in developing NiteKlubz, in taking over active management of our affairs and for the use of their collective experience and management skills for our benefit other than each director has been paid $2,500 for their services in developing the Company’s business concept to May 31, 2005.

Item 16.	Description of Business

Management believes there is a positive trend being witnessed in the hospitality, entertainment and leisure industries.  These respective trades are experiencing growth and are competing to meet the demands and needs of this growing consumer base. We believe there is also a shift in the palette of consumers no longer satisfied with generic and over-homogenized products; consumers are now looking for more personalized, eclectic and boutique style offerings. NiteKlubz does not currently manage any venues, has not successfully identified any commercially exploitable venues to date and has no revenues since inception

Based on the successes of large scale business models in the United Kingdom, the time is opportune for a new style of hospitality management company to emerge in North America - a company that is focused on developing a portfolio consisting of multi-concept boutique and 'cottage industry' operations - a company that has the appreciation and foresite to tap into available management and concept opportunities within the industry - a company that has synergy in their products/brands as well as diversity in their portfolio - a company that is focused on the customer experience as the path to success.

Niteklubz International, Inc. ("NiteKlubz") was incorporated under the laws of Washington on May 24th 2004. Niteklubz (also referred to as the "Company") is a private company entering the nightclub and entertainment management industry. NiteKlubz chose the State of Washington for incorporation as the Company believes that the majority of its business will be conducted in the United States. The Company currently maintains a small office in Vancouver Canada and will coordinate setting up its head office in the United States upon securing its first large contract.

The Company’s growth strategy is to acquire, manage, fund and develop a chain of themed nightclubs and pubs in North America. With a well structured board, the company is led by senior executive officers who have put together a team with extensive experience in business, including the acquisition, disposition, development, redevelopment, repositioning, financing and management of nightclubs and pubs in Canada and the United States.

The Company’s intention is to emulate and refine the business models utilized by a number of United Kingdom companies and witnessed on a smaller scale in the United States and Canada. We intend to duplicate their successes and build on those accomplishments through evolution of the model adapted to the North American marketplace.

During the period from incorporation to the date of this prospectus, we have raised capital of $16,000 through the sale of 320,000 shares of our common stock and we have further raised additional capital of $14,700 through the sale of 2,100,000 shares of our common stock, for an aggregate of $30,700 capital raised on issuance of 2,420,000 shares, in order to cover our administrative expenses.

Since we are a start up company, there is no assurance that a commercially viable club venue will be acquired, and a great deal of further investigation and analysis will be required before a final evaluation as to the economic and legal feasibility for our future club venture is determined. To date, we have not come to an agreement on the acquisition of an economically viable club venue, and there is no assurance that we will.

The Company was involved in negotiations to develop a 19,000 square foot hospitality facility in Culver City California to be named the Studio Club but was unsuccessful in arranging funding and subsequently abandoned the negotiations.

We initiated this project based on our assessment that conditions today present potential investors a unique opportunity to achieve above-average returns by acquiring and asset managing selected quality restaurants and entertainment venues. In the past two to three years we have witnessed a noticeable shift from post 9/11 slumps and years of extremely poor performance in the industry to that of solid recovery and growth.

The Company has adopted as its own the statement that “Today's technological advances and global economy have fueled rapid changes and unprecedented growth in the hospitality industry. More than ever, strong competent leaders are needed to guide hotel and motel operations toward higher standards of service and profitability.”
The Company believes that the North American economy is strengthening, consumer confidence rebounding and demand for leisure and entertainment offerings is on the rise. Combined with the fact that the hospitality, entertainment and leisure industries growth industries in North America we anticipate compelling growth and market demand for our services and business model over the next several years and well into the next decade.

In addition, we were also witnessing trends in the United Kingdom that are only now starting to make their way to the North American market. In fact, our entire business model is developed from a number of consolidation models currently in existence in the U.K. (The Barracuda Group, Guinness IPC, Luminar plc etc). This movement is seeing the acquisition of significant numbers of both independent and cottage properties being consolidated under one operating umbrella. Now, the acquisition and consolidation of small industries under one corporate entity is not by any stretch of the imagination unusual. What is unique is the paradigm shift to independent food and beverage, entertainment and boutique operations and continuing to operate them as is. Diversification and multi-concept properties is the new model for success.

In the North American market this type of consolidation was typically witnessed with large QSR (Quick Service Restaurants) or large chains consisting of one brand and usually restricted to either food or hotel operations.  For example: in the past companies were acquiring large restaurant chains with a single concept and usually in the fast food or casual dining segments. Similar type of acquisitions and mergers were being seen in the leisure industry but primarily with large hotel operations with established and highly recognizable brands. The pattern in the U.K now being witnessed in the North American markets, with such groups as the Kimpton Hotel Group and the N9ine Group, is one of acquiring a rich and diverse portfolio covering more eclectic segments of the hospitality, entertainment and leisure industry. Moreover, the targets are not large chain operations solely dedicated to one mainstream brand. The focus now is on fusing unique entities and a number of multi-concept operations under a single operating company. From that underpinning the strategies are then centered on growing the most successful brands or continuing to acquire unique entities to add to the portfolio.

It is our submission that there is an opportunity in the North American market in this regard. Our intention is to take advantage of this business model in the North American marketplace and to become pioneers setting new standards.

Compliance with Government Regulation

Competitive Conditions
Competition to a large degree depends on location and we intend to leverage on acquisition and development of properties with distinct location advantages. In other words, we will seek and develop locations of such properties situated in areas where there is a high population density and a market for entertainment, however, the operations and possibly the operators themselves are not utilizing the venues maximum potential. Operators typically attempt to take a stake in a territory that engenders the best possible sales prospects. We recognize how intense the competition can be in vying for the public's entertainment dollars. As such, we will endeavor to monitor the workings of our identified competitors both direct and indirect.

Management believes that another advantage our competition has afforded us is the homogenization of their products and portfolio. Many of our prospective competitors are in a race to fly corporate banners and become identified as subsidiaries of major brands. In doing so, they have lost depth and produced a generic and somewhat impersonal product. A considerable percentage of our target audience may have simply outgrown the choices currently available and are common in their desire for an alternate, eclectic and more personal offering.

Our collective experience indicates that consumers think of atmosphere, service, diversity of offerings and pricing respectively. Additionally, price was frequently mentioned by pointing out that if the former items are present then they are willing to pay more for the experience. Price is not a critically sensitive issue to our target markets as long as we are not too high or too low. Lowest pricing approaches to business are not essential to our success.

Our review of competitors within the marketplace indicates that any current hospitality operator or owner is both competition for NiteKlubz in acquiring and developing other locations, as well as a potential client for our services. Our target projects are independently owned and operated hospitality venues throughout North America. Specifically we are interested in   targeting successful, yet high-profile concepts or locations where the business is not attaining its full revenue potential based on our analysis..Product offerings, market positioning and operating practices will ensure a competitive edge. We will review our properties and business practices and make course corrections as required to remain competitive.

Significant Employees

We intend to have several significant employees in addition to the officers and directors described above.
Neither Travis Talbot nor Vance Campbell are employed by the Company. At the filing date of this document, the Company has no employees. Mr. Talbot and Mr. Campbell have verbally committed to the Company, once sufficient funding is in place, to advance the Company’s business plan. In the meantime, both Mr. Campbell and Mr. Talbot are consultants to the Company.

Travis Talbot
Travis Talbot has eighteen years of hands-on experience in the hospitality industry. Mr. Talbot has an in-depth knowledge of the complexities of concept development through to store operations.   His travels and experiences have taken him across most of North America, The Caribbean and the Netherlands. He has worked with some of the most notable organizations in the hospitality industry: The Claudio's Group (Of Electric Avenue fame in Calgary), The Hard Rock Cafe's (Whistler), The Mark James Group (Vancouver), Sequoia Enterprises (Vancouver), The House of Blues (Vancouver and Toronto), Gibson Hospitality (British Columbia, Alberta, Saskatchewan) and most recently with The Glynn Hospitality Group (Boston) before joining the Niteklubz team. His experience covers all segments of the industry ranging from live concert/entertainment facilities to fine dining restaurants as well as hotels.

In addition to being a senior member of numerous hospitality organizations, Mr. Talbot Travis has also been contracted regularly to work/consult with Labatt International, Bacardi, Diageo/UDV, Guinness International, Molson Canada and Interbrew. Mr. Talbot is entrepreneurial and his projects include, as the Founder and Managing Partner, the Crush Champagne Lounge of Vancouver, British Columbia and One Hospitality, a British Columbia based management consulting firm, in the Hospitality industry. Crush is the recipient of numerous awards and international recognition and was Western Canada's first Wine and Champagne Lounge/Nightclub. Mr. Talbot’s responsibilities have included concept development, operations, administration, human resources and risk management. Mr. Talbot's corporate background coupled with his entrepreneurial spirit ensures that he brings solid financial management and enthusiastic spirit to the business.

Vance Campbell
Co-founder of one of Vancouver's popular and long running nightspots (The Roxy), Mr. Campbell is a second generation hospitality veteran and has been involved in the ownership/operations of hotels, restaurants and nightclubs his entire life.

Throughout his 35 years in the business, his employees have applauded Mr. Campbell as a "master of people management".

Mr. Campbell is a prominent member of the community and active in numerous social and political endeavors including the development of the Downtown Vancouver Entertainment District. He is actively involved with the business community as a co-founder and Chair of BARWATCH (Vancouver), Vice President of the British Columbia Cabaret Owners Association and the Theatre Row Business Association (Vancouver). He also has served the industry as an active member of the following committees: Vancouver Downtown South Redevelopment Commission, Hospitality Industry Liquor Licensing Advisory Committee on Indoor Air Quality, Surich Commission on Liquor Licensing Reform, Coalition of Hospitality Organizations and the Vogue Restoration Society, all of British Columbia.

Research and Development Expenditures

We have not incurred any research or development expenditures since our incorporation.

Subsidiaries

We do not have any subsidiaries.

Patents and Trademarks

We do not own, either legally or beneficially, any patent or trademark.

Item 17.	Management’s Discussion and Analysis or Plan of Operations

Our plan of operations for the twelve months following the date of this registration statement is to complete the following objectives within the time periods specified, subject to our obtaining the funding necessary for the continued development of the business:

Implementation of Business Plan: Milestones

NiteKlubz current business plan involves finalizing development of its business concepts and services and then selling them to targeted markets. NiteKlubz intends to grow initially by providing its concept and planning services to existing nightclubs, restaurants and other similar types of customers. The goal is to find a group of companies that is currently in distress or undervalued as to its future potential, and to assemble the financing necessary to acquire the companies and employ what NiteKlubz believes is a high-quality, cost effective management system.  At this time, there are no specific dates by which the Company intends to accomplish these milestones. If NiteKlubz is able to secure funds, it anticipates completing Milestone 1 within thirty days ("Month 1") of the receipt of the funds.

NiteKlubz plans to implement its business plan by meeting the following milestones:

Milestone 1: Establish a corporate presence. NiteKlubz has formed a corporation, raised $30,700, prepared its business plan and hired outside consultants to assist in drafting and filing its Form SB2. The cost of reaching the filed SB2 stage is estimated to be $45,000. Milestone 1 is expected to be completed within one month of this filing (Month 1). Milestone 1 does not contemplate any costs associated with the Studio Club in Culver City, which project has been abandoned by the Company, nor does it contemplate any costs associated with any other projects.

Milestone 2: Establish an office. NiteKlubz will need an office from which to conduct its business. This will include equipment such as computers, facsimile machines and telephones, and other office supplies. NiteKlubz has arranged to share suitable office space and services located at 638 Millbank, Vancouver, British Columbia, Canada. Milestone 2 includes the preparation of presentation materials, development of website materials and the commencement of due diligence on potential customers for its services. The expense of office rental and related equipment is estimated to be $12,000 per year, after initial start up costs estimated to be $15,000. Once Milestone 1 is completed, the Company intends to launch Milestone 2, based on availability of funds, within two months ("Month 3").

Milestone 3: Due diligence on target acquisition. NiteKlubz will contact its various potential target markets and sell its services to obtain a short term (three months) management consulting contract. During this period, NiteKlubz will analyze the business it is in, further develop its systems and enhance its reputation. The contract is likely to provide information that will help determine the marketing approach and acceptability of the NiteKlubz services. The contract is expected to take approximately three months, the cost of which is expected to be recovered in the contract revenue. During Milestones 2 and 3, NiteKlubz will be searching for its first acquisition, at an estimated cost of $5,000 per month for three months ($15,000). NiteKlubz expects Milestone 3 to be completed within one month. Once Milestone 2 is completed, the Company intends to launch Milestone 3, based on availability of funds, within one month ("Month 4").

Milestone 4: Complete an acquisition. The management contract is expected to provide information regarding the direction NiteKlubz takes and the nature of the services it provides. Some of the findings could cause higher costs or longer completion times for this milestone including, but not limited to, possible changes in the requirements of the market. Depending on the specific demands of the market, NiteKlubz expects to require $20,000 for expenses in obtaining its first acquisition commitment in addition to costs estimated at $5,000 per month in salary for one person to search out acquisition targets. NiteKlubz expects Milestone 4 to be completed within two months. Once Milestone 3 is completed, NiteKlubz intends to launch Milestone 4 within one month ("Month 5"), assuming the availability of further funds.

Milestone 5: Achieve positive cash flow. It is difficult to quantify how long it will take to convert a management contract and / or an acquisition into actual bottom line profit. NiteKlubz will not begin receiving income until it is able to convince potential customers to utilize its services. It may take several months before prospective customers agree to use NiteKlubz management services. Once Milestone 4 is completed, the Company intends to launch Milestone 5, based on availability of funds, within one month ("Month 8").

We anticipate that additional funding will be in the form of equity financing from the sale of our common stock. However, we cannot provide investors with any assurance that we will be able to realize sufficient funding from the sale of our common stock to fund additional management contracts and acquisitions. We believe that debt financing will be an alternative for funding additional ventures.  We do not have any arrangements in place for any future equity or debt financing.

Currently, Mr. Waggett devotes approximately ten hours per week and Mr. Harris devotes approximately five hours a week on our business. Both of our officers and directors have indicated that  they will expand the time spent on our business if and when the demand presents itself.

Results of Operations

We have had no operating revenues since our inception on May 24, 2004 through to February 28, 2006. Our activities have been financed from the proceeds of share subscriptions. From our inception to February 28, 2006, we have raised a total of $ 30,700 from private offerings of our securities.

For the period from inception on May 24, 2004 to February 28, 2006 we incurred operating costs of $79,867. These operating costs included $43,794 in administration expenses and $5,000 for director’s services in developing the business concept of the Company. The Company further expended $1,783 for advertising, $8,607 for office expense, $17,517 in professional fees and $3,167 for travel and entertainment. The Company entered into an agreement with Jupiter Capital Ventures Inc.(‘JCV’) on June 1, 2005, to provide administrative and corporate services to the Company. The agreement is for $2,125 ($2,500 Cdn) per month and all costs to date are reflected in the administration expenses above.

Liquidity and Capital resources

At February 28, 2006 we had cash on hand of $5,632 and a working capital deficiency of $28,038.

We have funded our business to date from sales of our common stock. Gross proceeds from the sale of our common shares during the period from inception, on May 24, 2004 through to February 28, 2006 totaled $30,700. Cash used in operating activities was $25,069 funding in part the net loss during the period of $58,739. The loss was further funded by $5,542 in current liabilities and $28,128 in advances from related parties. These advances represent JCV’s expenditures incurred on the Company’s behalf and unpaid fees for services under their administration agreement. The amount owing is unsecured, does not bear interest and has no fixed terms of repayment.

There are no assurances that we will be able to achieve further sales of our common stock or any other form of additional financing. If we are unable to achieve the financing necessary to continue our plan of operations, then we will not be able to continue our development of the business concept and our venture will fail.

The Company will require approximately $117,000 to complete Milestones 1 through 4 of its business plan. A minimum of $72,000 is required to complete Milestones 1 and 2 in order for the Company to search out and begin its due diligence on potential customers. Should the Company not raise these funds or obtain sufficient financing to complete a minimum of Milestones 1 and 2 of its business plan, its business plan will fail.
In the next 12 months, we have no commitments for further expenditures, other than a commitment to pay $2,125 ($2,500 Cdn) per month for office services and business support to JCV.

Item 18.	Description of Property

NiteKlubz does not currently own or lease any properties.

NiteKlubz currently does not have executive offices, although one of our shareholders provides us with a mailing address, office space for the storage and maintenance of corporate records and office services at a charge of $1,000 per month at 638 Millbank, Vancouver, British Columbia, Canada V5Z 4B7.

Item 19.	Certain Relationships and Related Transactions

Except as noted below, none of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:
- Any of our directors or officers;
- Any person proposed as a nominee for election as a director;
- Any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares of common stock;
- Any of our promoters;
- Any relative or spouse of any of the foregoing persons who has the same home address as such person.

Mr. Michael Waggett and Mr. Richard Harris, our officers and directors, have acted as our co-promoters for approximately the past year.
Mr.Waggett has acquired 700,000 shares of our common stock at a price of  $0.01 per share and for his services in founding the Company.
Mr. Harris acquired his 700,000 shares of our common stock at a price of  $0.01 per share and for his services in founding the Company.
Mr. William R. McKay, a greater than 10% shareholder of NiteKlubz, is the sole shareholder of Jupiter Capital Ventures Inc. (JCV). JCV has an agreement with NiteKlubz whereby, JCV will provide administrative and corporate services, including office space, to NiteKlubz for a monthly fee of $2,125 ($2,500 Cdn). The contract with JCV is for one year, currently expiring June 1, 2006 and is reviewed by the Company annually
JCV is owed $28,128 by the Company at February 28, 2006. This includes $13,808 for expenditures incurred on the Company’s behalf and $14,320 in unpaid fees for services under their administration agreement. The amount owing is unsecured, does not bear interest and has no fixed terms of repayment..

Item 20.	Market for Common Equity and Related Stockholder Matters

No Public Market for our Common Stock
There is presently no public market for our common stock. We anticipate applying to the NASD for the quotation of our common stock on the over the counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part. However, we can provide no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize.

Holders of Our Common Stock
As of the date of this registration statement, we had twenty four registered shareholders.

Rule 144 Shares
A total of 520,000 shares of our common stock will be available for resale to the public after August 24, 2005 in accordance with the volume and trading limitations of Rule 144 of the Securities Act of 1933, as amended. In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed the greater of:
1.  1% of the number of shares of the company's common stock then  outstanding which, in our case, will equal approximately 14,000 shares of common stock as of the date of this prospectus (44,200 shares assuming the offer is 100% sold); or
2.  the average weekly trading volume of the company's common stock during the four calendar weeks preceding the filing of a notice on  Form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about our company.

Under Rule 144(k), a person who is not one of our company's affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

As of the date of this prospectus, persons who are our affiliates hold all of the 1,400,000 shares that may be sold pursuant to Rule 144 after July 12, 2006 and the 500,000 shares that may be sold pursuant to Rule 144 after May 24, 2006. These persons would, however, be subject to the volume limitations discussed above and would not become eligible to use Rule 144(k) until at least three months after resigning as an officer and director, where applicable, and then only if they retained less than 10% of the aggregate amount of common shares then outstanding.

Registration Rights
Not applicable

Dividends
We have not declared any dividends. We do not plan to declare any dividends in the foreseeable future.

Item 21.	Executive Compensation

Equity Compensation Plan Information
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance
Equity compensation plans approved by security holders	nil	n/a	97,580,000
Equity compensation plans approved by security holders	nil	n/a	n/a
Total	nil	n/a	97,580,000

Summary Compensation Table
The table below summarizes all compensation awarded to, earned by, or paid to our executive officers by any person for all services rendered in all capacities to us from the date of our inception, on May 24, 2004, until May 31, 2005.

		Annual Compensation			Long Term Compensation
					Awards		Payouts
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compen- sation ($)	Restricted Stock Awards ($)	Securities Underlying Options/SARS (#)	LTIP payouts ($)	All Other Compen- sation ($)
Michael Waggett, President (1)	2004	Nil	Nil	Nil	Nil	Nil	Nil	2,500.00
Richard Harris, Secretary/Treasurer (2)	2004	Nil	Nil	Nil	Nil	Nil	Nil	2,500.00

(1)Appointed President on September 1, 2004
(2)Appointed Secretary/Treasurer September 1, 2004

We currently do not pay any compensation to our directors serving on our board of directors.

Stock Option Grants
We have not granted any stock options to any parties, inclusive of the executive officers, since incorporation May 24, 2004.

Employment Agreements
We do not have an employment or consultant agreement with either Mr. Waggett, our President nor Mr. Harris, our Secretary/Treasurer, nor any other persons related to or employed by the NiteKlubz. We do not pay any salary to either officer/director.

Item 22.	Financial Statements

Financial Statements
Nine Months Ended February 28, 2006
U.S. Dollars
Prepared by management
Unaudited

Balance Sheets at February 28, 2006 and at May 31, 2005

Statements of Operations for the nine months ended February 28, 2006 and 2005 and for the period from inception May 24, 2004 to February 28, 2006

Statement of Changes in Stockholders' Equity (Deficit) for the period from inception May 24, 2004 to February 28, 2006

Statements of Cash Flows for the nine months ended February 28, 2006 and 2005 and for the period from inception May 24, 2004 to February 28, 2006

Notes to Financial Statements

NITEKLUBZ INTERNATIONAL INC.
(A Development Stage Company)
BALANCE SHEETS
February 28, 2006 and May 31, 2005
US Dollar

	February 28	May 31,
	2006	2005
	(unaudited)

Asset
Current:
Cash	$5,632	$23,076

	5,632	23,076

Liabilities
Current:
Accounts payable and accrued liabilities	$5,542	$7,015
Advance payable to related party	28,128	13,813

	33,670	20,828

Shareholders' Deficiency
Capital Stock
Authorized -
100,000,000 Common shares with par value of $0.0001
25,000,000 Preferred shares with par value of $0.0001
Issued and Outstanding -
2,420,000 (May 31, 2005 - 2,420,000) Common shares	2,420	2,420
Aditional paid in capital	28,280	28,280
Deficit, accumulated during the development phase	(58,739)	(28,452)

	(28,039)	2,248

	$5,632	$23,076

The accompanying notes are an integral part of the financial statements

NITEKLUBZ INTERNATIONAL INC.
(A Development Stage Company)
Statement of Operations and Deficit Accumulated during the Development Stage
Nine Months Ended February 28, 2006 and 2005 and for the Years Ended May, 31, 2005 and 2004
And for the Period from May 24, 2004 (date of inception) through February 28, 2006
US Dollars

	Nine Months Ended Feb 28,	Nine Months Ended Feb 28,	Year ended May 31,	From Inception May 24, 2004 to February 28,
	2006	2005	2005	2006
	(unaudited)	(unaudited)

Expenses
Advertising	516	653	864	1,783
Director services	-	5,000	5,000	5,000
Office	4,443	286	1,160	8,607
Professional fees	6,017	0	-	17,517
Administration	19,312	5,724	18,261	43,794
Travel and entertainment	-	2,155	3,167	3,167

Net Loss for period	$30,287	$13,817	$28,452	$79,867

Net loss per weighted-average share -

Basic and fully diluted	$0.01	$0.01	$0.01	$0.03

Weighted-average number of shares	2,420,000	2,420,000	2,420,000	2,420,000

The accompanying notes are an integral part of the financial statements

NITEKLUBZ INTERNATIONAL INC.
(A Development Stage Company)
STATEMENT OF CHANGES IN STOCKHOLDERS' DEFICIENCY
Period from May 24, 2004 (date of inception) through February 28, 2006
US Dollars

	Common Shares Shares	Amount	Additional paid-in capital	Deficit accumulated during the development phase	Total

Balance on inception May 24, 2004	-	$-	$-	$-	$-

Stock issued for cash May 24, 2004 to founders of the company	700,000	$700	-	-	700
Subscription receivable	-	(700)	-	-	(700)
Balance at May 31, 2004	700,000	-	-	-	-

Subscription received	-	700	-	-	700
Stock issued for cash July 12, 2004
To directors of the company August 24, 2004	1,400,000	1,400	12,600	-	14,000
To subscribers	320,000	320	15,680	-	16,000
Net loss for the year	-	-	-	(28,452)	(28,452)
Balance at May 31, 2005	2,420,000	2,420	28,280	(28,452)	2,248

Net loss for period	-	-	-	(30,287)	(30,287)

Balance at February 28, 2006	2,420,000	$2,420	$28,280	$(58,739)	$(28,039)

The accompanying notes are an integral part of the financial statements

NITEKLUBZ INTERNATIONAL INC.
(A Development Stage Company)
STATEMENT OF CASH FLOWS
Nine Months Ended February 28, 2006 and 2005 and for the Years Ended May, 31, 2005 and 2004
And for the Period from May 24, 2004 (date of inception) through February 28, 2006
US Dollars

	Nine Months Ended Feb 28,	Nine Months Ended Feb 28,	Year ended May 31,	From Inception May 24, 2004 to February 28,
	2006	2005	2005	2006
	(unaudited)	(unaudited)
Operating Activities
Net loss	$(30,287)	$(13,817)	$(28,452)	$(58,739)
Adjustments for:
Changes in operating assets and liabilities	(1,473)	5,475	7,015	5,542
Payable to related party	14,315	5,000	13,813	28,128

Net cash used in operating activities	(17,445)	(3,342)	(7,624)	(25,069)

Financing Activity
Proceeds from the issuance of common shares	-	23,000	30,700	30,700

Net cash from financing activity	-	23,000	30,700	30,700

Net Increase in Cash	(17,445)	19,658	23,076	5,631

Cash and equivalents, beginning	23,076	-	-	-

Cash and cash equivalents, ending	$5,631	$19,658	$23,076	$5,631

The accompanying notes are an integral part of the financial statements

NITEKLUBZ INTERNATIONAL, INC.
Notes to Financial Statements
February 28. 2006
Unaudited
U.S. Dollars

1.	ORGANIZATION AND BASIS OF PRESENTATION
The Company was incorporated May 24, 2004 in the State of Washington. The Company’s business activities are conducted principally in Canada but these financial statements are prepared in accordance with accounting principles generally accepted in the United States with all figures translated into United States dollars for reporting purposes.

These unaudited interim financial statements have been prepared by management in accordance with accounting principles generally accepted in the United States for interim financial information, are condensed and do not include all disclosures required for annual financial statements. The organization and business of the Company, accounting policies followed by the Company and other information are contained in the notes to the Company’s audited May 31, 2005 financial statements.

In the opinion of the Company’s management, this interim financial information reflects all adjustments necessary to present fairly the Company’s financial position at February 28, 2006 and the results of operations and the cash flows for the nine months then ended. At February 28, 2006 the Company had $nil revenues - the Company is continually marketing its services.

The results of operations for the nine months ended February 28, 2006 are not necessarily indicative of the results to be expected for the entire fiscal year.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. During the nine months to February 28, 2006, the Company incurred a net loss of $30,287 (year to May 31, 2005: $28,452) and at February 28, 2006 had a working capital deficiency (an excess of current liabilities over current assets) of $28,038 (May 31, 2005: positive working capital of $2,248). Management has undertaken initiatives for the Company to continue as a going concern: for example, the Company is negotiating to secure an equity financing in the short term and is in discussions with several financing firms. The Company also expects to win several contracts in 2006. These initiatives are in recognition that for the Company to continue as a going concern it must generate sufficient cash flow to cover its obligations and expenses. In addition, management believes these initiatives can provide the Company with a solid base for profitable operations, positive cash flows and reasonable growth. Management is unable to predict the results of its initiatives at this time. Should management be unsuccessful in its initiative to finance its operations the Company’s ability to continue as a going concern is uncertain. These financial statements do not give effect to any adjustments to the amounts and classifications of assets and liabilities which might be necessary should the Company be unable to continue its operations as a going concern.

2.	COMMON STOCK
The Company did not issue any shares of common stock during the nine months ended February 28, 2006.

3.	PAYABLE TO RELATED PARTY
A private company providing administrative and corporate services to the Company and related to the Company by a common shareholder is owed $28,128 by the Company as of February 28, 2006 ($13,813 at May 31, 2005). The amount owing is unsecured, does not bear interest and has no fixed terms of repayment. The Company is committed to a monthly administration fee of $2,125 ($2,500 Cdn) to this same private company

4.	STOCK-BASED COMPENSATION
The Company has no stock options, warrants or other obligations to issue shares of common stock outstanding at February 28, 2006. In 2004, FASB issued a revision of FASB Statement No. 123. This Statement supersedes APB Opinion No. 25 and its related implementation guidance. This revised pronouncement requires that all stock options and warrants be accounted for using the fair value method. This pronouncement will have the effect of future stock-based compensation resulting in a fair value charge to the Company. At February 28, 2006 there is a nil effect on the Company’s financial statements.

5.	CONTINGENCY
The Company is in the process of offering for sale 2,000,000 shares of common stock for sale at $0.10 per share.

NiteKlubz International, Inc.
(A Development Stage Company)
Period from May 24, 2004 (date of inception) to May 31, 2005

Our audited financial statements, as described below, are attached hereto.

INDEX

Report of Independent Registered Public Accounting Firm	F 2

Financial statements

Balance sheets at May 31, 2005 and 2004	F 3

Statement of operations and deficit accumulated during the development stage for the year ended May 31, 2005 and for the period from May 24, 2004 (date of inception) to May 31, 2005	F 4

Statement of cash flows for the year ended May 31, 2005 and for the period from May 24, 2004 (date of inception) to May 31, 2005

Statement of stockholders’ equity	F 5

Notes to financial statements	F 7

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the stockholders and directors of NiteKlubz International, Inc.

We have audited the balance sheets of NiteKlubz International, Inc. (a Development Stage Company) as at May 31, 2005 and 2004 and the statements of operations and deficit accumulated during the development stage, stockholders’ equity and cash flows for the year ended May 31, 2005 and for the period from May24, 2004 (date of inception) to May 31, 2005.  These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, these financial statements present fairly, in all material respects, the financial position of the Company as at May 31, 2005 and 2004 and the results of its operations and its cash flows for the year ended May 31, 2005 and for the period from May 24, 2004 (date of inception) to May 31, 2005 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern.  As discussed in Note 1 to the financial statements, the Company has no revenue and limited capital, which together raise substantial doubt about its ability to continue as a going concern. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Smythe Ratcliffe
Chartered Accountants

Vancouver, Canada
August 26, 2005

NiteKlubz International, Inc.
(A Development Stage Company)
Balance Sheets
May 31
(U.S. dollars)

	2005	2004
	$	$
Assets
Current Assets

Cash	23,076	-

Total assets	23,076	-

Liabilities

Current Liabilities

Accounts payable and accrued liabilities	7,015	-
Advance payable to related party (note 3)	13,813	-
Total liabilities	20,828	-

Stockholders' Equity

Capital Stock
Authorized
Common Stock: 100,000,000 shares authorized with a par value of $0.001
Preferred Stock: 25,000,000 shares authorized with a par value of $0.001

Issued and Outstanding 2,420,000 shares of common stock (2004 - 700,000 shares)	2,420	700

Subscription receivable	-	(700)

Additional paid in capital	28,280	-

Deficit accumulated during the development stage	(28,452)	-

Total stockholders’ equity	2,248	-

Total liabilities and stockholders’ equity	23,076	-

See notes to financial statements

NiteKlubz International, Inc.
(A Development Stage Company)
Statement of Operations and Deficit Accumulated during the Development Stage
For the Year Ended May 31, 2005 and for the Period from May 24, 2004 (Inception) to May 31, 2005
(U.S. dollars)

	Year Ended May 31 2005 $	From Inception May 24, 2004 to May 31, 2005 $

Expenses
Advertising	864	864
Directors services	5,000	5,000
Office	1,160	1,160
Administration	18,261	18,261
Travel and entertainment	3,167	3,167
	28,452	28,452

Net loss for period	(28,452)	(28,452)

Net Loss Per Share	$(0.01)

Weighted Average Number of Shares Outstanding	2,345,479

See notes to financial statements

NiteKlubz International, Inc.
(A Development Stage Company )
Statement of Cash Flows
For the Year Ended May 31, 2005 and for the Period from May 24, 2004 (inception) to May 31, 2005
(US dollars)

	Year Ended May 31 2005 $	From Inception May 24, 2004 to May 31, 2005 $

Operating Activities
Net loss	(28,452)	(28,452)

Changes in non cash working capital

Accounts payable	7,015	7,015
Advance payable to related party	13,813	13,813

Cash Used in Operating Activities	(7,624)	(7,624)

Financing Activities

Common shares issued for cash	30,700	30,700

Inflow of cash	23,076	23,076
Cash - beginning of period	0	0
Cash - end of period	23,076	23,076

Non-Cash Financing Activities	0	0

See notes to financial statements

NiteKlubz International, Inc.
(A Development Stage Company)
Statement of Stockholders' Equity
Year Ended May 31, 2005
(US dollars)

				Deficit
				Accumulated
			Additional	During the
	Common Stock		Paid-in	Development
	Shares	Amount	Capital	Stage	Total
	#	$	$	$	$

Balance - May 24, 2004 (Date of Inception)	0	0	0	0	0

Stock issued for cash:
May 24, 2004 to founders of Company	700,000	700	0	0	700
July 12, 2004 to directors of Company	1,400,000	1,400	12,600	0	14,000
August 24, 2004 to subscribers	320,000	320	15,680	0	16,000

Net loss for the year	0	0	0	(28,452)	(28,452)

Balance - May 31, 2005	2,420,000	2,420	28,280	(28,452)	2,248

See notes to financial statements

NiteKlubz International, Inc.

Notes to Financial Statements
May 31, 2005

1.	Basis of Presentation and Going Concern

The Company is in the development stage in accordance with Statement of Financial Accounting Standard (“SFAS”) No. 7. In a development stage company, management devotes most of its activities to investigating business opportunities. Planned principal activities have not yet begun. The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. To date, the Company has generated no revenues from operations. The ability of the Company to emerge from the development stage with respect to its planned principal business activity is dependent upon its successful efforts to raise additional equity financing. There is no guarantee that the Company will be able to raise any equity financing and there is substantial doubt regarding the Company's ability to continue as a going concern. Inherent in the Company’s business are various risks and uncertainties, including its limited operating history and operating loss. The Company’s future success will be dependent upon its ability to create and provide effective and competitive services on a timely and cost-effective basis.

The Company was incorporated on May 24, 2004 in the State of Washington for the purpose of pursuing contracts to develop and manage club, restaurant and other venues in the hospitality industry. The Company commenced operations on June 1, 2004.

2.	Summary of Significant Accounting Policies

(a) Basis of Presentation
The financial statements are prepared using the accrual basis of accounting, whereby income will be recorded when earned and expenses are recorded as incurred.

(b) Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates and would impact future results of operations and cash flows.

(c) Net Loss Per Share
Net loss per share is calculated using the weighted average number of common shares outstanding during the period.

(d) Financial Instruments
The carrying values of cash, accounts payable and advance payable to related party approximate their fair values due to the short maturity of these financial instruments. It is management’s opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments.

(e) Recent Accounting Pronouncements
(i) In January 2003, the FASB issued Interpretation No. 46, Consolidation of Variable Interest Entities, an interpretation of Accounting Research Bulletin No. 51, Consolidated Financial Statements.  Interpretation 46 establishes accounting guidance for consolidation of variable interest entities that function to support the activities of the primary beneficiary. Interpretation 46 applies to any business enterprise both public and private that has a controlling interest, contractual relationship or other business relationship with a variable interest entity.  The Company has no investment in or contractual relationship or other business relationship with a variable interest entity and therefore the adoption did not have any impact on the Company's financial position, results of operations or cash flows.

(ii) FIN 46(R), Consolidation of Variable Interest Entities, applies at different dates to different types of enterprises and entities, and special provisions apply to enterprises that have fully or partially applied Interpretation 46 prior to issuance of Interpretation 46(R). Application of Interpretation 46 or Interpretation 46(R) is required in financial statements of public entities that have interests in variable interest entities or potential variable interest entities commonly referred to as special-purpose entities for periods ending after December 15, 2003. Application by public entities (other than small business issuers) for all other types of entities is required in financial statements for periods ending after March 15, 2004. Application by small business issuers to entities other than special-purpose entities and by non-public entities to all types of entities is required at various dates in 2004 and 2005. In some instances, enterprises have the option of applying or continuing to apply Interpretation 46 for a short period of time before applying Interpretation
46(R). There is no impact on the Company's financial statements.

(iii) On April 30, 2003, the FASB issued Statement No. 149, Amendment of Statement 133 on Derivative Instruments and Hedging Activities.  Statement 149 is intended to result in more consistent reporting of contracts as either freestanding derivative instruments subject to Statement 133 in its entirety, or as hybrid instruments with debt host contracts and embedded derivative features.  In addition, Statement 149 clarifies the definition of a derivative by providing guidance on the meaning of initial net investments related to derivatives.  Statement 149 is effective for contracts entered into or modified after June 30, 2003.

(iv) In May 2003, the FASB issued SFAS No. 150 Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity. SFAS No. 150 establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability (or asset in some circumstances). These requirements of SFAS No. 150 apply to issuers' classification and measurement of freestanding financial instruments, including those that comprise more than one option or forward contract. SFAS No. 150 does not apply to features that are embedded in a financial instrument that is not a derivative in its entirety. SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003, except for mandatory redeemable financial instruments of non-public entities. It is to be implemented by reporting the cumulative effect of a change in an accounting principle for financial instruments created before the issuance date of SFAS No. 150 and still existing at the beginning of the interim period of adoption.

(v) In December 2004, FASB issued a revision to statement No. 123, Accounting for Stock-Based Compensation, which supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees. The revised SFAS 123 eliminates the alternative to use Opinion 25’s intrinsic value method of accounting and instead, requires entities to recognize the cost of employee services received in exchange for awards of equity instruments based on the grant date fair value of those awards. Furthermore, public entities are required to measure liabilities incurred to employees in share based payment transactions at fair value as well as estimate the number of instruments for which the requisite service is expected to be rendered. Any incremental compensation cost for a modification of the terms or conditions of an award is measured by comparing the fair values before and after the modification. For public entities that file as small business issuers, the effective date of the revised statement is as of the beginning of the next fiscal year that begins after December 15, 2005.

3.	Related Party Transactions
Individuals who were directors of the Company received 1,400,000 shares of Company common stock for cash of $14,000.
A private company providing administrative services to the Company and related to the Company by a common shareholder is owed $13,813 by the Company at May 31, 2005. The amount owing is unsecured, does not bear interest and has no fixed terms of repayment. The Company is committed to a monthly administration fee of $1,000 to this same private company.

4.	Common stock
During the year ended May 31, 2005, the Company issued 700,000 common shares for cash of $700, 1,400,000 common shares for cash of $14,000 and 320,000 common shares for cash of $16,000.

5.	Income taxes
The Company records its income taxes in accordance with SFAS No. 109, “Accounting for Income Taxes”. The Company incurred net operating losses during the year presented, resulting in a deferred tax asset which was fully allowed for; therefore, the net benefit and expense result in $nil income taxes.

Item 23.	Changes In and Disagreements With Accountants on Accounting and Financial Disclosure

We have had no changes in or disagreements with our accountants.

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.	Indemnification of Directors and Officers

Our officers and directors are indemnified as provided by the laws of the State of Washington and our bylaws.  Director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation that is not the case with our articles of incorporation. Excepted from that immunity are:
1. a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;
2. violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);
3. a transaction from which the director derived an improper personal profit; and
4. willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Washington law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:
1.  such indemnification is expressly required to be made by law;
2.  the proceeding was authorized by our Board of Directors;
3.  such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Washington law; or
4.  such indemnification is required to be made pursuant to the bylaws.
Our bylaws provide that we will advance all expenses incurred to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was our director or officer, or is or was serving at our request as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request. This advanced of expenses is to be made upon receipt of an undertaking by or on behalf of such person to repay said amounts should it be ultimately determined that the person was not entitled to be indemnified under our bylaws or otherwise.

Our bylaws also provide that no advance shall be made by us to any officer in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding; or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination  is made  demonstrate clearly and convincingly that such  person acted  in bad faith or in a manner that such person did  not believe to be in or not opposed to our best interests.

Item 25.	Other Expenses of Issuance And Distribution

The estimated costs of this offering are as follows:
Securities and Exchange Commission registration fee	$24.00
Accounting fees and expenses	7,000.00
Legal fees and expenses	11,976.00
EDGAR filing fees, printing	4,000.00
Total	$23,000.00

All amounts are estimates other than the Commission's registration fee.

We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the purchasing shareholders. The purchasing shareholders, however, will pay any other expenses incurred in buying or selling their common stock, including any brokerage commissions or costs of purchase or sale.

Item 26.	Recent Sales Of Unregistered Securities

Our original incorporators, William R. McKay and David Strebinger, were issued shares of our common stock on May 25, 2004 in the amount of 500,000 shares to William R. McKay at a price of $0.001 per share and 200,000 shares to David Strebinger at a price of $0.001 per share for their time, effort and expense in forming NiteKlubz International, Inc. These shares were issued relying on Regulation S and Section 4 (2).

On July 12, 2004 two directors were issued 1,400,000 shares (700,000 shares each) of our common stock at a price of $0.01.  These shares were issued relying on Regulation S and Section 4 (2).

On August 24, 2004 we issued to twenty individuals in Canada a total of 320,000 common shares at a price of $0.05 per share. These shares were issued relying on Regulation S and Section 4 (2).

All purchasers represented their intention to acquire the securities for investment only and not with a view toward distribution.

Appropriate legends will be affixed to the stock certificates issued, where applicable.  All investors were given adequate access to sufficient information about us to make an informed investment decision. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved.

These transactions were exempt from registration pursuant to Section 4(2) of the Securities Act because the transactions by the issuer did not involve a public offering, the recipients had sufficient knowledge and experience in financial and business matters and were able to evaluate the merits and risks of an investment in the issuer, they had access to the type of information normally provided in a prospectus and the transaction was non-recurring and privately negotiated.

Regulation S Compliance
Each offer or sale was made in a transaction outside of the United States with non residents of the United States;

No directed selling efforts were made in the United States by the registrant, a distributor, any of their respective affiliates, or any person acting on behalf of any of the foregoing;

Offering restrictions were, and are, implemented;
No offer or sale was made to a United States person or for the account or benefit of a United States person;

Each purchaser of the securities certifies that it was not a United States person and was not acquiring the securities for the account or benefit of any United States person;

Each purchaser of the securities agreed to resell such securities only in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration; and agreed not to engage in hedging transactions with regard to such securities unless in compliance with the Act;

The securities contain a legend to the effect that transfer is prohibited except in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration; and that hedging transactions involving those securities may not be conducted unless in compliance with the Act; and

The issuer is required, either by contract or a provision in its bylaws, articles, charter or comparable document, to refuse to register any transfer of the securities not made in accordance with the provisions of Regulation S pursuant to registration under the Act, or pursuant to an available exemption from registration; provided, however, that if any law of any Canadian province prevents the registrant from refusing to register securities transfers, other reasonable procedures (such as a legend described in paragraph (b)(3)(iii)(B)(3) of Regulation S have been implemented to prevent any transfer of the securities not made in accordance with the provisions of Regulation S.

Item 27.	Exhibits

EXHIBIT NUMBER	DESCRIPTION
3.1	Articles of Incorporation - to be filed by amendment
3.2	By-Laws - to be filed by amendment
5.1	Opinion of Frank Birkholz, with consent to use - to be filed by amendment
17.1	Agreement with Jupiter Capital Ventures Inc. - Administrative & Corporate Services
23.1	Consent of Independent Registered Public Accounting Firm updated

Item 28.	Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i)	Include any prospectus required by section 10(a)(3) of the Securities Act.

(ii)
Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

(iii)	Include any additional or changed material information on the plan of distribution.

(2) That, for the purpose of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered, and the offering of the securities at that time shall be deemed to be the initial bona fide offering;

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of this offering.

(4) For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

iii.
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

iv.	Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

(5) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant under the indemnification provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission the indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against those liabilities, other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding, is asserted by a director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether the indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of the issue.

Signatures

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Vancouver, Province of British Columbia on March 17, 2006.

NiteKlubz International, Inc.

By:	/S/ Michael Waggett
Michael Waggett, President, Chief Executive Officer
NiteKlubz International, Inc.

Signature	Title	Date

/s/ Michael Waggett	Chief Executive Officer,	March 17, 2006
MICHAEL WAGGETT	President and Director

/s/ Richard Harris	Chief Financial Officer	March 17, 2006
RICHARD HARRIS	Secretary, Treasurer and Director

Available Information
We have filed a registration statement on Form SB-2 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement and does not contain all of the information contained in the registration statement and exhibits. Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the Company and are not necessarily complete. We refer you to our registration statement and each exhibit attached to it for a more complete description of matters involving the company, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials. The Company electronically files with the Securities and Exchange Commission (SEC) this prospectus and registration statement. The SEC maintains an internet site (http://www.sec.gov) that contains reports and other information regarding issuers that do file electronically. You may inspect the registration statement and exhibits and schedules filed with the Securities and Exchange Commission at the Commission's internet site. The Company maintains a web site address at http://www.niteklubz.com

We are not currently subject to the Securities Exchange Act of 1934 and currently are not required to, and do not, deliver annual, quarterly or special reports to shareholders. We will not deliver such reports to our shareholders until after, and if, this offering is declared effective by the SEC. Once such effectiveness is granted, if ever, we will deliver annual reports to securities holders containing audited financial statements as well as complying with other SEC and state filing requirements.

Dealer Prospectus Delivery Obligation
Until 180 days from the effective date of this prospectus, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.